As filed with the Securities and Exchange Commission on January 5, 2024.

Registration No. 333-273967

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-4
Registration Statement Under the Securities Act of 1933

OXUS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

300/26 Dostyk Avenue
Almaty, Kazakhstan 050020
+7(727) 355-8021
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Oxus Acquisition Corp. Donald J. Puglisi Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 (302) 738-6680	Borealis Foods, Inc. American Incorporators Ltd. 1013 Centre Road, Suite 403-A Wilmington, Delaware 19801 (302) 421-5750

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex Yuta N. Delarck Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017 Tel: (212) 801-6928	Stephanie Stimpson Adrienne DiPaolo Torys LLP 79 Wellington St. W., 30th Floor, Box 270, TD South Tower Toronto, Ontario M5K 1N2 Canada Tel: (416) 865-0040	Richard Langan Christopher Keefe Nixon Peabody LLP 55 West 46th Street New York, NY 10036 Tel: (212) 940-3000	John Mercury James McClary Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, Alberta T2P 4K7 Canada Tel: (403) 298-3100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the proposed Business Combination as described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Oxus Acquisition Corp. is filing this Amendment No. 4 to its registration statement on Form S-4 (File No. 333-273967) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1 +	Business Combination Agreement, dated as of February 23, 2023, by and among Oxus Acquisition Corp., 1000397116 Ontario Inc., and Borealis Foods Inc. (included as Annex A to this proxy statement/prospectus)
2.2	Amendment to the Business Combination Agreement, dated as of August 11, 2023, by and among Oxus Acquisition Corp., 1000397116 Ontario Inc., and Borealis Foods Inc. (included as Annex A to this proxy statement/prospectus)
3.1	Amended and Restated Memorandum and Articles of Association of Oxus Acquisition Corporation, dated November 23, 2021 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (File No. 001-40778) as filed with the SEC on March 3, 2023)
3.2(5)	Second Amended and Restated Memorandum and Articles of Association.
3.3(8)	Third Amended and Restated Memorandum and Articles of Association.
3.4	Borealis Arrangement Resolution (included as Annex B to the proxy statement/prospectus)
4.1(2)	Specimen Unit Certificate
4.2(2)	Specimen Class A Ordinary Share Certificate
4.3(2)	Specimen Warrant Certificate.
4.4(1)	Warrant Agreement, dated September 2, 2021, between Oxus and Continental Stock Transfer & Trust Company.
4.5(4)	Description of Securities of the Registrant.
5.1*	Opinion of Torys LLP
8.1*	Opinion of Torys LLP regarding Canadian tax matters
8.2*	Opinion of Greenberg Traurig, P.A. regarding U.S. tax matters
10.1(1)	Registration Rights Agreement, dated September 2, 2021, among Oxus Acquisition Corp., 1000397116 Ontario Inc. and certain securityholders named therein
10.2(1)	Letter Agreement, dated September 2, 2021, among Oxus Acquisition Corp., 1000397116 Ontario Inc. and certain security holders named therein
10.3(1)	Investment Management Trust Agreement, dated September 2, 2021, between Oxus Acquisition Corp. and Continental Stock Transfer & Trust Company.
10.4	Plan of Arrangement (Amended) (included as Annex C to the proxy statement/prospectus)
10.5(6)	Form of Registration Rights Agreement (included as Annex F to the proxy statement/prospectus)
10.6(6)	Form of Lock-up Agreement (included as Annex G to the proxy statement/prospectus)
10.7	Form of Employment Agreement (included as Annex H to the proxy statement/prospectus)
10.8	Form of New Borealis Articles of Continuance (included as Annex I to the proxy statement/prospectus)
10.9	Form of New Borealis By-laws (included as Annex J to the proxy statement/prospectus)
10.10(6)	Form of Shareholder Support Agreement, dated as of February 23, 2023, by and among Oxus Acquisition Corp. and certain shareholders of Borealis Foods Inc. (included as Annex D to the proxy statement/prospectus)
10.11(6)	Sponsor Support Agreement, dated as of February 23, 2023, by and among Oxus Acquisition Corp., Oxus Capital Pte. Ltd and Borealis Foods Inc. (included as Annex E to the proxy statement/prospectus)
10.12#	Belphar Ltd. Convertible Note, dated February 21, 2023
10.13#	Belphar Ltd. Convertible Note, dated May 30, 2023
10.14#	Saule Algaziyeva Convertible Note, dated March 6, 2023
10.15**#	Equipment Lease Agreement, dated February 2, 2021, by and between Industrial Packaging Supplies, Inc. and Palmetto Gourmet Foods, Inc.
10.16**#	Equipment Finance Agreement, dated February 25, 2021, by and between Palmetto Gourmet Foods, Inc. and m2 Equipment Finance LLC.
10.17**#	Equipment Finance Agreement, dated March 12, 2021, by and between Palmetto Gourmet Foods, Inc. and m2 Equipment Finance LLC
10.18**#	Equipment Lease Agreement, dated February 8, 2022, by and between Industrial Packaging Supplies, Inc. and Palmetto Gourmet Foods, Inc.
10.19**#	Office Lease Agreement, dated April 8, 2021, by and between Borealis Foods Inc. and Lisgar Development Limited
10.20**#	Master Lease Agreement, dated as of March 4, 2022, by and between Utica Leaseco, LLC and Palmetto Gourmet Foods, Inc.
10.21**#	General Security Agreement, dated May 30, 2023, by and between Borealis Foods, PGF Real Estate I, Inc., PGF Real Estate II, Inc., Borealis IP Inc., Palmetto Gourmet Foods (Canada) Inc., and Palmetto Gourmet Foods Inc. and Belphar Ltd.
10.22**#	Lien Subordination Agreement, dated May 30, 2023, by and between Centurion Financial Trust, Belphar Ltd., and Borealis Foods Inc., Palmetto Gourmet Foods Inc., and PGF Real Estate I, Inc.
10.23**#	Supplier Standard Terms, dated November 1, 2022, by and between Palmetto Gourmet Foods, Inc. and Costco Wholesale Corporation
10.24**#	E-Commerce Addendum to Costco Wholesale Supplier Agreement, dated January 28, 2021, by and between Palmetto Gourmet Foods, Inc. and Costco Wholesale Corporation
10.25**#	Supplier Agreement, dated February 26, 2020, by and between Palmetto Gourmet Foods, Inc. and Walmart Inc.
10.26**#	Contract Manufacturing Agreement, dated January 23, 2020, by and between Palmetto Gourmet Foods, Inc. and United Exchange Corporation
10.27(6)	Amended and Restated Promissory Note, dated June 25, 2021, issued to our sponsor.
10.28(2)	Subscription Agreement for Founder Shares, dated March 16, 2021, between the Registrant and our sponsor.
10.29(1)	Private Placement Warrants Purchase Agreement, dated September 2, 2021, between the Company and Oxus Capital PTE. LTD.
10.30(1)	Private Placement Warrants Purchase Agreement, dated September 2, 2021, between the Company and EarlyBirdCapital, Inc.

Exhibit Number	Description
10.31(1)	Private Placement Warrants Purchase Agreement, dated September 2, 2021, between the Company and Sova Capital Limited
10.32(1)	Stock Escrow Agreement, dated September 2, 2021, by and among the Company, Continental, and certain security holders
10.33(1)	Administrative Services Agreement, dated September 2, 2021, between the Company and the Sponsor.
10.34(1)	Form of Indemnity Agreement.
10.35(1)	Underwriting Agreement, dated September 2, 2021, between the Company and EarlyBirdCapital, Inc.
10.36(3)	Promissory Note Dated September 8, 2022
10.37#	Note Purchase Agreement, dated February 28, 2023, by and between Borealis Foods Inc. and Saule Algaziyeva
10.38#	Note Purchase Agreement, dated February 8, 2023, by and between Borealis Foods Inc. and Belphar Ltd.
10.39(6)	Amended and Restated Promissory Note, dated February 28, 2023
10.40(7)	Second Amended and Restated Promissory Note, dated October 2, 2023
10.41#	First Amendment to the Note Purchase Agreement, dated July 23, 2023
10.42*	Form of Board Nomination Agreement between Borealis Foods Inc. and Belphar Ltd.
23.1#	Consent of Marcum LLP
23.2#	Consent of Berkowitz Pollack Brant
23.3*	Consent of Torys LLP (included as part of Exhibit 5.1)
23.4*	Consent of Torys LLP (included as part of Exhibit 8.1)
23.5*	Consent of Greenberg Traurig, LLP (included as part of Exhibit 8.2)
24.1	Power of Attorney (included on signature page to the initial filing of this registration statement).
99.1#	Form of Proxy Card
99.2*	Consent of director nominee — Kanat Mynzhanov
99.3*	Consent of director nominee — Shiv Vikram Khemka
99.4*	Consent of director nominee — Shukhrat Ibragimov
99.5***	Consent of director nominee — Ertharin Cousin
99.6#	Consent of director nominee — Steve Oyer
99.7#	Consent of director nominee — Barthelemy Helg
99.8#	Consent of director nominee — Reza Soltanzadeh
99.9#	Consent of Scalar, LLC
107#	Filing Fee Table
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith
**	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
***	To be filed by amendment
#	Previously filed
+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
(1)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2021.
(2)	Incorporated by reference to an exhibit to the Registrant’s Form S-1 (File No. 333-258183), filed with the SEC on July 27, 2021, as amended.
(3)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 14, 2022.
(4)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022.
(5)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 3, 2023.
(6)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 1, 2023.
(7)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 6, 2023.
(8)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 7, 2023.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 5, 2024.

Oxus Acquisition Corp.

By:	/s/ Kanat Mynzhanov
Kanat Mynzhanov
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kanat Mynzhanov	Chief Executive Officer and Director	January 5, 2024
Kanat Mynzhanov	(Principal Executive Officer)

*	Chief Financial Officer	January 5, 2024
Askar Mametov	(Principal Financial and Accounting Officer)

*	Non-executive Chairman and Director	January 5, 2024
Kenges Rakishev

*	Director	January 5, 2024
Christophe Charlier

*	Director	January 5, 2024
Karim Zahmoul

*	Director	January 5, 2024
Shiv Vikram Khemka

* By:	/s/ Kanat Mynzhanov
Name:	Kanat Mynzhanov
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, Oxus Acquisition Corp., has duly caused this registration statement to be signed by the following duly authorized representative in the United States on January 5, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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